Exhibit 10.6

FIRST AMENDMENT TO THE

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment to the Second Amended and Restated Employment Agreement (this “Amendment”) is made and entered into July 29, 2013 by and between USA Mobility, Inc., a Delaware corporation (the “Company”), and Vincent D. Kelly (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Second Amended and Restated Employment Agreement, dated as of March 16, 2011 (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendments.

(a) The first sentence of Section 3 of the Employment Agreement is amended by deleting the date “December 31, 2014” and substituting the date “December 31, 2017” in lieu thereof.

(b) Section 4(b) of the Employment Agreement is amended by deleting the Section in its entirety and substituting the following in lieu thereof:

“(b) Annual Bonus. The Executive shall be eligible for a target annual bonus equal to 100% of Base Salary based on achievement of certain bonus targets set by the Board or a committee thereof (the “Annual Bonus”); provided that the Executive is employed by the Company on December 31 of the applicable calendar year and Executive has not voluntarily terminated his employment in the Company pursuant to Section 8(d) herein prior to the date such Annual Bonus is payable hereunder. Each Annual Bonus shall be paid upon completion of the annual audit of the Company’s financial statements for the applicable annual year or sooner if the Compensation Committee (“Compensation Committee”) of the Company’s Board of Directors so agrees, but in any event no later than March 15 of the next following year. The criteria for determining the amount of any Annual Bonus and the bases upon which such Annual Bonus shall be payable shall be no less favorable to the Executive than those used for other senior executives of the Company, such criteria and bases to be determined in the sole discretion of the Board (or Compensation Committee, as applicable).”

(c) A new Section 4(0 is added to the Employment Agreement as follows:

“(f) Equity Incentive. The Executive shall be eligible to receive equity or equity-based compensation awards that are subject to vesting based on performance criteria to be established by the Board or an authorized committee pursuant to a long term incentive plan as determined by the Board or an authorized committee for senior executives of the Company. In addition to any equity or equity-based compensation previously granted to the Executive, during the Agreement Term, Executive shall be eligible to receive additional awards of equity-based compensation from time to time under such plan having a target value, determined by the Board or an authorized committee in its sole discretion, as of the date of grant (which date or dates shall be determined by the Board or an authorized committee) equal to not less than $6,600,000 in the aggregate (which amount is intended to represent the sum of (i) $1,050,000 for each of calendar years 2013 and 2014 and (ii) $1,500,000 for each of calendar years 2015, 2016 and 2017), subject in each case to Executive’s continued employment with the Company through the applicable date of grant.”

2. No Other Amendment. Except as expressly set forth in this Amendment, the Employment Agreement shall remain unchanged and shall continue in full force and effect according to its terms.

3. Governing Law; Dispute Resolution. Section 18 (Governing Law) and Section 20 (Arbitration) of the Employment Agreement shall apply to this Amendment.

4. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

[signature page follows]

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment as of the date first written above.

USA MOBILITY, INC.		EXECUTIVE

By:

Name:	Sharon Woods Keisling	Vincent D. Kelly
Title:	Corporate Secretary & Treasurer